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                                                                   Exhibit 10.17


   THE MEMBERSHIP INTERESTS OF IRWIN VENTURES CO-INVESTMENT FUND LLC HAVE NOT BEEN REGISTERED UNDER ANY FEDERAL OR STATE SECURITIES LAWS AND CANNOT BE SOLD,
      TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED UNLESS THEY
 ARE REGISTERED THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATIONS ARE AVAILABLE,
      AND THE REQUIREMENTS OF THIS LIMITED LIABILITY COMPANY AGREEMENT ARE
                                   SATISFIED









                       LIMITED LIABILITY COMPANY AGREEMENT

                    OF IRWIN VENTURES CO-INVESTMENT FUND LLC











                         EFFECTIVE AS OF APRIL 20, 2001





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         THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") OF IRWIN
VENTURES CO-INVESTMENT FUND LLC (the "Company") is made as of April 20, 2001 by and among IRWIN FINANCIAL CORPORATION, an Indiana corporation, as the Class A member ("IFC" or the "Class A Member") and the other parties designated from time to time as Class B members on SCHEDULE A hereto (each, a "Class B Member," and collectively, the "Class B Members"). The Class A Members and Class B Members are sometimes referred to herein as the "Members". Certain capitalized terms used in this Agreement have the meanings ascribed to them in ADDENDUM 1 to this Agreement.

                               W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the parties hereto wish to form the Company as a limited liability company among themselves under the terms stated in this Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                CREATION AND NAME

         The Members formed the Company on April 20, 2001 as a limited liability company under the name Irwin Ventures Co-Investment Fund LLC pursuant to the provisions of the Delaware Limited Liability Company Act, as amended (the "Act"), and the terms and conditions of this Agreement. The Administrative Member has caused to be filed with the Secretary of State of Delaware a certificate of formation for the Company as required by the Act.

                                    ARTICLE 2
                                    LOCATION

         The Company shall maintain its executive office and any additional offices or places of business of the Company at 500 Washington Street, Box 929, Columbus, Indiana 47202-0929, or at such other place or places as the Administrative Member shall determine. The Company's resident agent for service of process and its registered office in Delaware shall be as set forth in the Certificate of Formation. The Administrative Member may (a) change the location of the Company's principal place of business and establish such additional place or places of business of the Company as it may determine from time to time, (b) change the Company's registered office in Delaware, and/or (c) change the Company's resident agent for service of process in Delaware.

                                     ARTICLE 3
                                     PURPOSE

         The purpose of the Company is to facilitate investments by Qualified Employees in the investments made by Irwin Ventures LLC, a Delaware limited liability company (the "Venture Fund") and any and all related distributions therefrom and to engage in any other activities deemed by the Management Committee in its sole discretion to be incidental or related thereto or which the Management Committee believes is otherwise appropriate. To effect its purpose, Qualified Employees shall be entitled to make annual Capital Contributions to the


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Company in the manner set forth in Section 5.2, which Capital Contributions shall be contributed by the Company to the Venture Fund at the beginning of each year in exchange for an interest in investments made by the Venture Fund during that year.

                                   ARTICLE 4
                                      TERM

         The term of the Company commenced upon the filing of the Certificate of Formation with the Delaware Secretary of State and shall continue until December 31, 2051, unless earlier terminated in accordance with this Agreement.

                                   ARTICLE 5
                  CONTRIBUTION TO CAPITAL AND STATUS OF MEMBERS

         Section 5.1. MEMBERSHIP INTERESTS. Membership Interests in the Company initially shall be divided into two classes: (a) the Class A Memberships Interests, which shall be entitled to vote on certain Company matters, including the election of the members of the Management Committee, in the manner provided in this Agreement and the holders of which shall be referred to as the Class A Members, and (b) the Class B Membership Interests, which shall be non-voting membership interests and the holders of which shall be referred to as the Class B Members and who shall have no voting rights but shall be entitled to such rights as set forth in Section 5.2. Except for voting rights (or as otherwise expressly set forth in this Agreement), the Class A Membership Interests and Class B Membership Interests shall be equal in all respects.

         Section 5.2. CAPITAL CONTRIBUTIONS OF CLASS B MEMBERS.

              5.2.1. At the beginning of each calendar year, for such period as the Management Committee shall determine (the "Annual Investment Window"), each Qualified Employee may elect to contribute to the Company the sum of (a) up to Twenty-Five Thousand Dollars ($25,000) (or such greater amount as the Management Committee may allow from time to time) of his Annual Bonus Award for the year (the "Deferred Bonus Amount") and (b) an amount equal to the IFC Loan. The aggregate amount so elected to be contributed by a Participating Qualified Employee to the Company for any year under this Section 5.2.1 shall be contributed as of January 1 of the year following the election and is herein referred to as the "Annual Bonus Contribution." Each Participating Qualified Employee hereby authorizes IFC to contribute such portion of his or her Annual Bonus Award directly to the Company on his or her behalf.

              5.2.2. Qualified Employees who elect to make an Annual Bonus Contribution in subsequent years of the Company will be added from time to time to the Company pursuant to Section 5.10 and will become members of an Annual Investment Group owning a separate series of Class B Membership Interests and will have an interest in Portfolio Investments initially made in the year designated in the series or Annual Investment Group name. For example, a Qualified Employee who elected in 2001 to have a portion of his or her Annual Bonus Award contributed to the Company would have his or her contribution effected at the beginning of 2002 and would be a member of the "2002 Annual Investment Group." Such

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Participating Qualified Employee will have an interest as a Class B Member in all Portfolio Investments initially made the Venture Fund in 2002.

              5.2.3. It is the intention of the Company that the Membership Interests in investments made by the Company be divided into separate series, with a separate series for each Deferred Bonus Award Year that the Company is in effect such that Qualified Employees who elect to contribute their Deferred Bonus Amount to the Company for a particular year ("Participating Qualified Employees") shall have one-hundred percent (100%) of the rights in and to the Profits and Losses earned by the Company from investments purchased by the Venture Fund in that Deferred Bonus Award Year in accordance with this Agreement. To reflect this, each Participating Qualified Employee shall become a Member in the Company and will be grouped together with other Participating Qualified Employees electing to contribute their Deferred Bonus Amount to the Company for that same year and such Participating Qualified Employees shall have interests in the same group of Portfolio Investments for the same Deferred Bonus Award Year (each such group of Qualified Employees being herein an "Annual Investment Group"). Each Annual Investment Group will be designated by the Deferred Bonus Award Year in respect of which funds are contributed to the Company for investment in the Venture Fund. For example, the "2001 Annual Investment Group" will be comprised of Qualified Employees who shall be Class B Members and who shall share the Profits and Losses allocable to the Company and attributable to investments initially made by The Venture Fund in 2001.

              5.2.4. Follow-on investments in Portfolio Investments in which an Annual Investment Group already has an interest shall either, as the Management Committee shall determine, (i) be funded out of the proceeds of a sale of a Portfolio Investment in which that Annual Investment Group has an interest, or (ii) not be funded by the Company. The Percentage Interest of Members of the Annual Investment Group in the Portfolio Investment receiving any such follow-on investment from the Company shall not be affected by any follow-on investment funded in the manner set forth in clause (i) but shall be diluted if clause (ii) is applicable and the follow-on investment is funded from other sources.

              5.2.5. The name, address and initial Percentage Interest of each Member in the 2001 Annual Investment Group is set forth on SCHEDULE A hereto. In addition to investments made in 2001, the members of the 2001 Annual Investment Group shall have the Percentage Interest set forth on Schedule A hereto in each of the Portfolio Investments of the Venture Fund initially made in 2000 (all of which are listed on Annex 1 to Schedule A). The Percentage Interests of each of the Members of the 2001 Annual Investment Group in Portfolio Investments made in 2001 shall be determined as of December 31, 2001 and set forth on an amendment to SCHEDULE A prepared on or after such date. As of the beginning of each Deferred Bonus Award Year, the Administrative Member shall amend SCHEDULE A to reflect the new Annual Investment Group being added and, at the end of such year, shall add to SCHEDULE A the Percentage Interest of each such Member in Portfolio Investments initially made in that year. Participating Qualified Employees shall become Members of the Company as of the first day of each relevant Deferred Bonus Award Year.

              5.2.6. No Class B Member shall be required to make any other capital contribution to the Company for any reason at any time. Upon the creation of each series of

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Membership Interests and each Annual Investment Group, or upon a Class B Member ceasing to be a Member, the Administrative Member shall revise SCHEDULE A to reflect such change.

         Section 5.3. CAPITAL CONTRIBUTIONS OF CLASS A MEMBER. The Class A Member may, but shall not in any event be required to, make any capital contribution to the Company.

         Section 5.4. IFC LOANS. If, during the Annual Investment Window, a Qualified Employee elects to contribute his Deferred Bonus Amount to the Company, then such Qualified Employee shall be eligible to receive a loan from IFC in an amount equal to the Deferred Bonus Amount contributed by such Participating Qualified Employee to the Company for that particular year (each, "an IFC Loan"). An IFC Loan (a) shall be treated as a loan from IFC to the Participating Qualified Employee, (b) shall bear interest at not more than two percent (2%) over the Prime Rate as determined by IFC, (c) shall be repayable at such times and in such amounts as IFC and the Participating Qualified Employee shall determine; provided, that an IFC Loan shall be repayable from all distributions to which the Participating Qualified Employee is entitled under this Agreement (provided, that for all purposes of this Agreement, such distributions shall be treated as made to the Participating Qualified Employee),
(d) shall direct that IFC remit the proceeds of the IFC Loan directly to the Company at such time as the Deferred Bonus Award is contributed by a Participating Qualified Employee to the Company, (e) shall be repayable immediately if the Participating Qualified Employee should cease to be employed by IFC or its Affiliates, and (f) shall be secured by a pledge of the Qualified Employee's Membership Interest in the Annual Investment Group to which the IFC Loan related, in the form and manner satisfactory to IFC.

         Section 5.5. REGISTRATION. Upon the admission of a person as a Class B Member, such person shall be registered on the records of the Company as a Class B Member, together with his Membership Interest, Annual Investment Group and address. Each person registered as a holder of record of a Membership Interest shall continue to be the holder of record of such Membership Interest until the earlier of (i) notification of the transfer permitted pursuant to this Agreement of any such Membership Interest is given in accordance with the terms of this Agreement or (ii) the repurchase of such Membership Interest by a member of the IFC Affiliated Group pursuant to Section 8.4. A Class B Member that is a holder of record shall be entitled to the distributions and allocations of Profits which relate to the Membership Interests registered in his name and to all other rights of a Class B Member set forth in this Agreement until his rights in such Membership Interests have been transferred in accordance with this Agreement and the Management Committee has been notified as required herein. The Company shall not be affected by any notice or knowledge of transfer of any interest in any Membership Interest except as expressly provided in Article 8 hereof. The payment to the holder of record of distributions in accordance with Sections 6.2 and 9.2 hereof with respect to such Membership Interests shall discharge the Company's obligations with respect thereto.

         Section 5.6. CONTINUATION OF CLASS B MEMBER STATUS. Once admitted as a Class B Member in an Annual Investment Group of the Company, a person shall continue to be a Class B Member with respect to that Annual Investment Group for all purposes of this Agreement, until the earliest to occur of (i) a substitute Class B Member is admitted in place of such person pursuant to the provisions of
Article 8, or (ii) the liquidation or distribution of all investments made by the Company in which any Annual Investment Group of which such Class B Member is


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a member; PROVIDED THAT such person shall continue as a Class B Member in any such Annual Investment Group until all of the Company's liabilities and responsibilities with respect to Portfolio Investments made by such Annual Investment Group shall have been performed, discharged, or otherwise satisfied.

         Section 5.7. WITHDRAWAL AND RETURN OF CAPITAL. Although the Company may make distributions to the Class B Members from time to time in accordance with their Percentage Interests in a particular series of Membership Interests held by an Annual Investment Group, no Class B Member shall have the right to withdraw or demand a return of any of his Capital Account, to the extent not distributed to such Member pursuant to this Agreement, without the consent of the Management Committee, except after the liquidation or distribution of all Portfolio Investments made by The Venture Fund in which any Annual Investment Group of which such Class B Member is a member has an interest. Under circumstances constituting a withdrawal of a Class B Member, no Class B Member shall have the right to demand or receive property other than cash in respect of such Member's Membership Interest in the Company. No Member shall have priority over any other Member holding the same series of Interests or in the same Annual Investment Group. Each Member acknowledges that, except as specifically provided in this Agreement, (i) no specific time has been agreed upon for the payment of distributions from the Company or The Venture Fund, (ii) no interest shall accrue on any such distributions, and (iii) no Class B Member shall have the right to withdraw or to be paid any distribution or to receive any other payment in respect of his Membership Interest, including without limitation, as a result of the withdrawal of such Member from the Company.

         Section 5.8. LIMITED LIABILITY. No Member holding an interest in any particular series of Membership Interests, as evidenced by being a member of an Annual Investment Group, in his capacity as such, shall be liable for the debts, liabilities, contracts or any other obligations of any other series of Membership Interests evidenced by membership in any other Annual Investment Group. No Class B Member shall be obligated to make contributions to the capital of the Company or of any Annual Investment Group.

         Section 5.9. CAPITAL ACCOUNTS.

              5.9.1. A separate "Capital Account" shall be established and maintained for each Member within each Annual Investment Group as provided in this Section 5.9.

                   (a) The Capital Account of each Member shall be credited with all income, gain, or Profits of the Company allocated to such Member pursuant to Article 6 (including for purposes of this Section 5.9 income and gain exempt from tax).

                   (b) The Capital Account of each Member shall be debited with the sum of (i) all Losses or deductions of the Company allocated to such Member pursuant to Article 6, (ii) such Member's distributive share of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and (iii) all cash and the fair market value of any property (net of liabilities assumed by such Member and the liabilities to which such property is subject) distributed by the Company to such Member pursuant to Article 6.

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              5.9.2. The amount of the Capital Account of a Member shall be determined in accordance with the rules set forth in Treasury Regulation 1.704-1(b)(2)(iv). Any references in any Section or subsection of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

              5.9.3. Except as may otherwise be provided in this Agreement, whenever it is necessary to determine the Capital Account of a Member for purposes of Article 6, the Capital Account of such Member shall be determined after giving effect to all allocations and distributions for transactions effected prior to the time as of which such determination is to be made. Any Member, including any substitute Member, who shall acquire an interest or whose interest shall be increased by means of a Transfer to him of all or part of the interest of another Member, shall have a Capital Account which reflects such Transfer.

         Section 5.10. ROLE OF CLASS B MEMBERS. No Class B Member shall take part in, or interfere in any manner with, the conduct or control of the business of the Company nor shall any Class B Member have any right or authority to act for or bind the Company or any series of the Company.

         Section 5.11. ISSUANCE OF ADDITIONAL INTERESTS AND SECURITIES.

              5.11.1. The Management Committee may, without any further action or authorization of the Members and from time to time, create and issue other classes of membership interests having such relative rights, powers, duties, obligations and designations, (provided such rights, powers and duties are not senior to existing classes and groups of Members associated with the classes of Membership Interests) as may be established by the Management Committee. The Management Committee shall reflect the creation of any new class or group of Membership Interests in an amendment to this Agreement indicating the different rights, powers, and duties, and such an amendment need be executed only by the Management Committee and such amendment need not be approved or consented to by the Members.

              5.11.2. The Management Committee may issue additional interests in additional series of Membership Interests and create Annual Investment Groups for each Deferred Bonus Award Year in the future. Such interests may be issued from time to time to Qualified Employees and the Management Committee may admit them to the Company as additional Class B Members, all without the consent or approval of any Member or any percentage thereof. There shall be no limit on the number of Membership Interests or series of Membership Interests or Annual Investment Groups that may be so issued or created. The Management Committee shall have sole and absolute discretion in determining the terms and conditions with respect to any future issuance of Membership Interests or series of Membership Interests or Annual Investment Groups, including the interest of such Membership Interests or series of Membership Interests or Annual Investment Groups in the profits of the Company, provided that no such Interests shall have priority over any other such Interests except as may result from being part of different Annual Investment Groups the Portfolio Investments of which result in distribution to Members at different times.

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              5.11.3. Each Class B Member within the same Annual Investment
Group shall have the same rights, designations, preferences and relative, participating, optional or other special rights, powers and duties as all other Class B Members within the same Annual Investment Group, all as shall be fixed by the Management Committee in the exercise of its sole and absolute discretion. No Annual Investment Group shall have a preferred status over any other Annual Investment Group. Without limiting the foregoing, each Class B member within an Annual Investment Group shall be entitled to a proportionate share (based on the Class B Member's Percentage Interest) of:

                   (a) the allocation, for federal income and other tax purposes, to such series of Membership Interests of items of Company income, gain, loss, deduction and credit attributable to, or otherwise allocable under the terms of this Agreement to, investments made by the Company with funds contributed on behalf of such Annual Investment Group;

                   (b) the right of such series of Membership Interests to share in Company distributions in accordance with Section 6.2 in respect of Portfolio Investments (other than Excluded Investments) purchased by The Venture Fund with capital contributions made by the Company from such Annual Investment Group; and

                   (c) the rights of such series of Membership Interests upon dissolution and liquidation of the Company.

              5.11.4. Upon the issuance of any series of Membership Interests, the Administrative Member (pursuant to its powers of attorney from the Class B Members granted pursuant to this Agreement), without the approval at the time of any Class B Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record, if required, an amended Certificate of Formation and such other documents as may be required in connection therewith, as shall be necessary or desirable to reflect the authorization and issuance of such class of Membership Interests and the relative rights and preferences of such class of Membership Interests as to the matters set forth in the preceding sentence. Notwithstanding the foregoing, neither the Management Committee nor the Administrative Member shall have the authority to amend this Agreement in any manner which treats one Annual Investment Group differently from another without the consent of each of the Annual Investment Group treated differently from one another.

                                   ARTICLE 6
                        ALLOCATION OF PROFIT AND LOSS AND
                             DISTRIBUTION TO MEMBERS

         Section 6.1. GENERAL PREMISE. All distributions and allocations shall be made as if each series of Membership Interests as evidenced by membership in each Annual Investment Group comprised a separate Company housing only those Portfolio Investments in which the Annual Investment Group has an interest.

         Section 6.2. DISTRIBUTIONS. Subject to Section 6.1, all distributions by the Company shall be made in accordance with this Section 6.2 and Section 9.2.


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              6.2.1. TAX DISTRIBUTIONS. Distributable Cash, if any, shall be distributed after the end of any Fiscal Year to Members of the Annual Investment Group having an interest in the Portfolio Investment generating the Distributable Cash, in accordance with their Percentage Interests therein, as follows:

                   (a) FIRST, the Company shall distribute any mandatory or discretionary tax distribution made (directly or indirectly) by a Portfolio Company to the Venture Fund which is distributed to the Company, the Company to those Members having an interest therein who are allocated Portfolio Investment Profits pursuant to Section 6.3 hereof to which those tax distributions relate, such distributions to be made in proportion to such allocations of Portfolio Investment Profits.

                   (b) SECOND, the Company shall distribute an amount equal to the difference, if any, between the distribution under clause (a) of this
Section 6.2.1 and an amount equal to forty percent (40%) of the Portfolio Investment Profits allocated in that Fiscal Year, to the Members having an interest in the Portfolio Investments generating such Portfolio Investment Profits in proportion to such allocations of Portfolio Investment Profits.

              6.2.2. DISTRIBUTIONS OF REMAINING DISTRIBUTABLE CASH. With respect to all Distributable Cash remaining after the distributions contemplated by
Section 6.2.1, the Management Committee shall cause the Company to make distributions thereof (i) FIRST, to the Class B Members until the Class B Members shall have been distributed an amount of cash equal to the amount of Unattributable Expenses allocated to them under Section 6.3.2, in proportion to such allocation of Unattributable Expenses, and (ii) SECOND, to Class B Members that are members of the Annual Investment Group that has an interest in the Portfolio Investment generating the Distributable Cash being distributed, as soon as practicable after the Company receives such cash from the Venture Fund. All distributions to Class B Members pursuant to this Section 6.2.2 shall be made pro rata in accordance with their applicable Percentage Interests in the Portfolio Investment generating such cash.

              6.2.3. DISTRIBUTIONS FOR REPAYMENT OF IFC LOAN. So long as any IFC Loan or interest thereon remains unpaid by a Class B Member receiving a distribution under 6.2.2., the Company shall make all distributions to which such Member is entitled under Section 6.2.2 to IFC, which distributions shall first be applied to the payment of any unpaid interest on the IFC Loan and then to the Repayment of the principal of the IFC Loan.

              6.2.4. PERCENTAGE INTEREST. The Percentage Interest of each
Class B Member in Portfolio Investments in which the Annual Investment Group in which such Class B Member is a member has an interest, shall be equal to P in the following formula:

              P  =  [ (A / B) / C ]  x  [  D / A ]

              where

              A = the Annual Bonus Contributions of all members within such Annual Investment Group.


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               B= the number of Portfolio Investments made in the relevant
         Fiscal Year in which such Annual Investment Group has an interest.

               C= the total amount invested in the particular Portfolio Investment for which the Percentage Interest of such Member is being determined.

               D =Annual Bonus Contribution of that Member in respect of that Annual Investment Group.

         The initial Percentage Interests of the Members in the Portfolio Investments made in 2000 are set forth in SCHEDULE A hereto. The Percentage Interests of Class B Members in Portfolio Investments made in 2001 shall be determined as of December 31, 2001 and set forth on an amendment to SCHEDULE A prepared at or after such date.

              6.2.5. SHORT TERM INVESTMENT INCOME. Short Term Investment Income shall not be distributed, but shall be considered an additional contribution by the Members who contributed the cash on which such Short Term Investment Income was earned; PROVIDED, HOWEVER, THAT, if the Short Term Investment Income was earned on proceeds of a disposition of a Portfolio Investment, such Short Term Investment Income shall be distributed, together with such proceeds, to the Members having an interest in such Portfolio Investment.

              6.2.6. DISTRIBUTIONS IN KIND. Whenever the Company shall receive (directly or indirectly) a distribution in kind from the Venture Fund, it shall distribute same to the Class B Members having an interest therein as if it were a distribution under Section 6.2.2 hereof. Otherwise, the Company shall not make distributions in kind.

         Section 6.3. GENERAL ALLOCATIONS OF NET PROFITS AND NET LOSSES. After giving effect to the special allocations in Sections 6.4 and 6.5 hereof, the following shall apply:

              6.3.1. In accordance with Section 6.1, with respect to each Portfolio Investment, Portfolio Investment Profit and Portfolio Investment Loss shall be allocated among the Class B Members of each Annual Investment Group having an interest therein, to the Class B Members that are members of the Annual Investment Group that has an interest in the Portfolio Investment generating the Portfolio Investment Profit or Portfolio Investment Loss being allocated. All allocations to such Class B Members shall be made pro rata in accordance with the Bonus Contribution to the Annual Investment Group that has an interest in the Portfolio Investment generating Portfolio Investment Profit or Portfolio Investment Loss.

              6.3.2. All Unattributable Expenses shall be allocated to the Class B Members in proportion to the aggregate Annual Bonus contributions contributed by each such Member to the Company without regard to Annual Investment Group.

         Section 6.4. ALLOCATIONS OF NONRECOURSE DEDUCTIONS AND MINIMUM GAIN. The Company does not intend to incur any nonrecourse indebtedness and, if it does, the Management Committee will cause this Agreement to be amended in such fashion as to provide that, if the Company incurs "nonrecourse deductions" or "Partner nonrecourse deductions" or if there is a change in the Company's "minimum gain" as those terms are defined in such Treasury Regulations, the allocations of Profit, Loss and items thereof to the Members shall be modified


                                      -9-
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as deemed reasonably necessary or advisable by the Management Committee to comply with such regulations.

         Section 6.5. OTHER SPECIAL ALLOCATIONS. Notwithstanding the provisions of Section 6.3 above, but subject to the provisions of Section 6.4 above, the following allocations shall be made:

              6.5.1. QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives an adjustment, allocation, or distribution described in clause (4), (5) or (6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and that adjustment, allocation, or distribution causes or increases a deficit balance in the Member's Capital Account, then items of Company income and gain shall be specially allocated to such Members in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations, or distributions as quickly as possible. Any special allocations of items of income or gain pursuant to this provision shall be taken into account in computing subsequent allocations of Profit so that the net amount of any items so allocated and the Profit, Loss and all other items allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the other provisions of this Agreement if such unexpected adjustments, allocations or distributions had not occurred. If any such unexpected adjustment, allocation or distribution creates or increases a deficit balance in the Capital Accounts of more than one Member in any fiscal year, all items of income and gain of the Company for the fiscal year and all subsequent fiscal years will be allocated among all such Members in proportion to their respective deficit balances until such balances have been eliminated. If any allocation is made pursuant to this paragraph, subsequent allocations shall be made (in a manner consistent with this paragraph) to offset the effects of such prior allocation. This provision is intended to qualify as a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

              6.5.2. STOP LOSS. Except as required by law, Losses shall not be allocated to a Member if such allocation would cause or increase a deficit balance in such Member's Capital Account. Any such items not allocable to Members by reason of the foregoing limitation shall be allocated in accordance with Treasury Regulation Section 1.704-1(b)(3).

         Section 6.6. CURATIVE ALLOCATIONS. The allocations set forth in Sections 6.4 and 6.5 are intended to comply with certain requirements of Treasury Regulation sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Article 6 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 6.6 shall be deferred with respect to Regulatory Allocations to the extent the Management Committee reasonably determines that such Regulatory Allocations are likely to be offset by subsequent Regulatory Allocations.

         Section 6.7. ALLOCATIONS UPON TRANSFER OR ADMISSION. In the event that a Member acquires a Membership Interest in a series of the Company either by transfer from


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another Member or by acquisition from the Company, Profits or Losses (and all similar items) of that Annual Investment Group for the year in which such acquisition occurs shall be allocated among the Members of that Annual Investment Group by (i) closing the books of that Annual Investment Group as of the end of the day on which such acquisition occurs, (ii) computing the Profits and Losses (and all similar items) of that Annual Investment Group separately for the portion of the year ending as of the end of the day on which such acquisition occurs and for the remaining portion and (iii) allocating the Profits and Losses (and all similar items) as so computed for such periods among the Members who were Members in that Annual Investment Group during such periods; PROVIDED, HOWEVER, THAT if the Management Committee, in its sole discretion so determines, all of such Profit or Loss shall be allocated between the transferor and transferee based on the number of days each owned the Interest during such year as such ownership is reflected in the books and records of that Annual Investment Group.

         Section 6.8. TAX MATTERS.

              6.8.1. SECTION 704(c) ALLOCATIONS. In the event that the book value of the Company assets differ from their adjusted tax basis upon contribution or revaluation, the tax allocations of income, gain, loss and deduction shall be shared among the Members in a manner that takes into account the variation between such book value and adjusted tax basis, pursuant to
Section 704(c) of the Code or pursuant to the principles thereof. Allocations made under this Section 6.8.1 are made solely for federal, state or local income tax purposes and shall not affect, or in any way be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

              6.8.2. TAX ELECTION UPON TRANSFER. Upon the transfer of an interest in the Company, the Company may elect, pursuant to Section 754 of the Code, to adjust the basis of the Company's property as allowed by Section 734(b) and 743(c) of the Code. Any election so made will be filed with the Company tax return for the first taxable year to which the election applies or otherwise in accordance with Treasury Regulations.

              6.8.3. TAX ALLOCATIONS. Except as otherwise provided herein or as required by Code Section 704, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Members in the same manner as are Profits and Losses.

         Section 6.9. NEGATIVE CAPITAL ACCOUNTS. Except as may be required by law, no Member shall be required to reimburse the Company for any negative balance in such Members' Capital Account.

         Section 6.10. AUTHORITY OF MANAGEMENT COMMITTEE TO VARY ALLOCATIONS TO PRESERVE AND PROTECT MEMBERS' INTENT.

              6.10.1. It is the intent of the Members that each Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with Sections 6.1 through 6.8 to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in Sections 6.1 through 6.8, the Management Committee is authorized to allocate income, gain, deduction, recapture or credit (or item thereof) arising in any year in a manner different from that otherwise provided for in Sections 6.1 through 6.8 if, and to the extent that, allocating income, gain, deduction, recapture or credit (or item thereof) in the manner provided for in Sections 6.1 through 6.8, would cause the determinations and allocations of each Member's distributive share of income, gain, deduction, recapture or credit (or item thereof) not to be permitted by
Section 704(b) of the Code and any Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 6.10 shall be deemed to be a complete substitute for any allocation otherwise provided for in Sections 6.1 through 6.8 and no amendment of this Agreement or approval of any Member shall be required.

              6.10.2. In making any allocation under Section 6.10.1, the Management Committee is authorized to act only after having been advised in writing, by either counsel to the Company or by the Company's accountant, that in their opinion, after examining Section 704(b) of the Code and any current or future proposed, temporary, or final Treasury Regulations thereunder, (A) the new allocation is necessary, and (B) the new allocation is the minimum modification of the allocations otherwise provided for in Sections 6.1 through
6.8 necessary in order to assure that, either in the then current year or in any preceding year, each Member's distributive share of income, gain, deduction, recapture or credit (or item thereof) is determined and allocated in accordance with Sections 6.1 through 6.8 to the fullest extent permitted by Section 704(b) of the Code and the Treasury Regulations thereunder.

              6.10.3. New allocations made by the Management Committee in reliance upon the written advice of the attorneys and accountants described above shall not be deemed to be a breach of any fiduciary obligation of any Member to the Company, and no such new allocation shall give rise to any claim or cause of action by any Member.

              6.10.4. If the Management Committee is required to make any new allocation in a manner less favorable to the Members than is otherwise provided for in Sections 6.1 through 6.8, the Management Committee shall be, and hereby is, authorized and directed, insofar as permitted by Section 704(b) of the Code, to allocate income, gain, deduction, recapture or credit (or item thereof) arising in later years in a manner so as to bring the proportion of income, gain, deduction, recapture or credit (or item thereof) allocated to the Members as nearly as possible to the proportion otherwise contemplated by Sections 6.1 through 6.8.

              6.10.5. The Management Committee has the power as provided in this
Section 6.10, limited as provided in the following sentence, to make such allocations and to take such actions necessary under the Code or other applicable law to effect and to maintain the substantial economic effect of allocations made to the Members under Section 704(b) of the Code. The preceding sentence does not give the Management Committee any power to make any allocation or take any other action which affects the rights or preferences of, or allocations or distributions to, any Member. All allocations made and other actions taken by the Management Committee under this Section 6.10 will be consistent to the maximum extent possible with the provisions of this Agreement.

         Section 6.11. TAX CONTROVERSIES. The Administrative Member is designated as the Company's "TAX MATTERS MEMBER" pursuant to Section 6231(a)(7) of the Code, and, to the extent authorized or permitted under applicable law, the Administrative Member is authorized and required to represent the Company and each Member in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs connected therewith. Each Member agrees to cooperate with the Administrative Member and to do or refrain from doing any and all such things reasonably required by the Administrative Member to conduct such proceedings.

         Section 6.12. PROCEEDINGS. The Administrative Member shall keep the Members informed of all administrative and judicial proceedings with respect to Company tax returns or the adjustment of Company items. Any Member who enters into a settlement agreement with respect to Company items must promptly give the Administrative Member notice of the settlement agreement and terms that relate to Company items.

         Section 6.13. TAXES WITHHELD. Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Company for or with respect to any Member on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Company pursuant to the Code, the Treasury Regulations, or any state or local statute, regulation or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such Member for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Company under the Withholding Tax Act exceeds the amount then otherwise distributable to such Member, the excess shall constitute a loan from the Company to such Member (a "Tax Payment Loan") which shall be payable upon demand and shall bear interest, from the date that the Company makes the payment to the relevant taxing authority, at the Prime Rate as of the date of such Tax Payment Loan plus two (2) percentage points, compounded monthly. So long as any Tax Payment Loan or the interest thereon remains unpaid, the Company shall make future distributions due to such Member under this Agreement by applying the amount of any such distribution first to the payment of any unpaid interest on all Tax Payment Loans of such Member and then to the repayment of the principal of all Tax Payment Loans of such Member. The Administrative Member shall have the authority to take all actions necessary to enable the Company to comply with the provisions of any withholding tax act applicable to the Company and to carry out the provisions of this Section 6.13. Nothing in this Section 6.13 shall create any obligation on the Administrative Member to advance funds to the Company or to borrow funds from third parties in order to make any payments on account of any liability of the Company under a Withholding Tax Act.

                                   ARTICLE 7
                            MANAGEMENT OF THE COMPANY

         Section 7.1. MANAGEMENT. The Company shall maintain a management committee (the "Management Committee") which shall serve as the representative of the Members for all purposes of this Agreement. Accordingly, except for any matters for which the approval of the Class A Member is required by this Agreement or by nonwaivable provisions of applicable law, the Management Committee shall have the authority to direct, manage and control the business and affairs of the Company, and to make all decisions and take all actions for the Company; provided, however, that the Management Committee shall act pursuant to and in accordance with this Agreement or other resolutions duly adopted by the Management

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Committee in accordance with the procedures set forth in this Agreement; and, provided further, that no single member of the Management Committee shall have the authority to bind the Company unless otherwise expressly authorized by this Agreement, the Class A Member or the Management Committee.

         Section 7.2. POWERS AND AUTHORITY. Approval by or action taken by the Management Committee (or, to the extent set forth in Section 7.3 hereof, by a committee thereof) in accordance with this Agreement shall constitute approval by or action by the Members, without requiring the consent of the Members, and shall be binding on the Members unless pursuant to the terms of this Agreement or a nonwaivable provision of applicable law such action specifically requires the approval or consent of the Class A Member. Notwithstanding the provisions of this Section 7.2 or Section 7.1, the Management Committee may not cause the Company to do any of the following without the prior written consent of the Class A Member:

                   (a) amend the Certificate of Formation, except for amendments described in Section 14.1 hereof;

                   (b) amend this Agreement, except as otherwise provided to reflect admission of new Members in accordance with this Agreement, or in Sections 5.1 and 5.10 hereof; and

                   (c) except as otherwise provided in Section 7.5, remove a member from the Management Committee;

         Section 7.3. ACTIONS BY MANAGEMENT COMMITTEE; COMMITTEES. In managing the business and affairs of the Company and exercising its powers hereunder, the Management Committee shall act (a) collectively through meetings and written consents pursuant to Section 7.6 hereof, and (b) through committees pursuant to this Section 7.3. The Management Committee may, from time to time, by resolution designate one or more committees, each of which shall be comprised of one or more members of the Management Committee. Any such committee, to the extent provided in such resolution or in this Agreement, shall have and may exercise all of the authority of the Management Committee, subject to the limitations set forth in such resolution, the Act or this Agreement. At every meeting of a committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members of the committee shall be necessary for the adoption of any resolution. The Management Committee may dissolve any committee at any time, unless otherwise provided in this Agreement or the Act.

         Section 7.4. COMPOSITION OF THE MANAGEMENT COMMITTEE.

              7.4.1. The Management Committee shall be comprised of at least three (3) persons, with the exact number of members to be determined by resolution of the Management Committee adopted from time to time. All members of the Management Committee shall be appointed to the Management Committee by the Class A Member and shall be the same as the members of the management committee of the Venture Fund unless otherwise determined by written resolution of the Class A Member in its capacity as a Member of the Company, in its sole discretion. Each member of the Management Committee shall remain on

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the Management Committee for a period of one (1) year or until his earlier death, retirement, insanity, bankruptcy or removal by the Class A Member. Any person who is and then ceases to be a member of the management committee of the Venture Fund, immediately, and without further action by the Company or the Management Committee, shall cease to be a member of the Management Committee of the Company.

              7.4.2. The initial members of the Management Committee shall be as set forth on SCHEDULE B attached hereto. The Class A Member may increase or decrease the number of members on the Management Committee by notice to the Company provided in accordance with Section 14.2.

         Section 7.5. REMOVAL, VACANCY ON MANAGEMENT COMMITTEE. Neither the Members nor the members on the Management Committee shall have the authority to remove any member of the Management Committee, except that members of Management Committee may remove a member of the Management Committee for cause with the affirmative vote of the Class A Member. Members of the Management Committee seeking to remove a member thereof for cause shall deliver a Notice to the Class A Member identifying the removal purpose, the member on the Management Committee proposed to be removed and the reasons for such removal. Any member may resign from the Management Committee at any time; provided that any resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time the resignation notice is received by the Management Committee. The acceptance of any resignation shall not be necessary to make it effective unless expressly so provided in the resignation notice. All vacancies occurring on the Management Committee (whether as a result of removal or resignation of a member thereof) shall be filled by the Class A Member.

         Section 7.6. MEETINGS OF THE MANAGEMENT COMMITTEE. Regular meetings of the Management Committee shall be held at such place and at such time as shall be determined from time to time by resolution of the Management Committee; provided that such meetings shall be held no less frequently than quarterly, upon not less than ten (10) calendar days' prior written notice to each member of the Management Committee. Special meetings of the Management Committee shall be held upon the call of any member thereof upon not less than five (5) calendar days' prior written notice to all members of the Management Committee. Notices of any meetings shall set forth the purpose of the meeting and the business to be transacted at such meeting. Attendance at any meeting of the Management Committee shall constitute waiver of any notice requirement. A majority of the members of the Management Committee shall constitute a quorum for the transaction of business at a meeting of the Management Committee.

         Section 7.7. MANNER OF ACTING. Unless otherwise expressly provided in this Agreement, all decisions, actions, or transactions by the Management Committee shall require the approval, at a duly convened meeting at which a quorum is present, of a majority of the members of the Management Committee present at a meeting. Any action permitted or required by the Act or this Agreement to be taken at a meeting of the Management Committee or any action of any committee designated by the Management Committee, may be taken without a meeting if a written consent setting forth the action so taken is signed by all of the members of the Management Committee or members of such committee. Such consent shall have the same force and effect as a unanimous vote at a duly convened meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Management Committee or any such committee, as the case may be. The Management Committee or any committee thereof may participate in and hold its meeting by means of a conference telephone or similar communications equipment, provided that all members thereof are able to simultaneously participate with the other members with respect to all discussions and votes of the Management Committee or committee, as applicable, and participation in such meeting by such means shall constitute attendance and presence in person at such meeting. Written minutes shall be taken at each meeting of the Management Committee and any committee thereof and distributed to the Class A Member and the members of the Management Committee promptly after such meeting and prior to, and for approval at, the next meeting of the Management Committee; provided, however, that any action taken or any matter agreed upon by the Management Committee or a committee thereof at the meeting shall be deemed effective and final, whether or not written minutes of the meeting have been prepared or formalized.

         Section 7.8. PROCEDURES. Except as otherwise expressly provided in this
Article 7, the Management Committee and any committee thereof shall conduct its business in such manner and by such procedures as a majority of its members deems appropriate.

         Section 7.9. DESIGNATION OF OFFICERS.

              7.9.1. The Members acknowledge that while Company decisions generally shall be vested in the Management Committee in the manner set forth in this Article 7, the Management Committee may, from time to time, delegate the daily operation and certain management functions of the Company to one or more individuals (who may or may not be Members or members of the Management Committee ) to serve as officers of the Company ("Officers"). The Company shall have such Officers as the Management Committee may, from time to time, determine, which Officers may (but need not) include a Chief Executive Officer, a President, one or more Vice Presidents (and in case of each of such Vice Presidents, with such descriptive title, if any, as the Management Committee shall deem appropriate), a Secretary and a Treasurer. The Management Committee may, at any time and from time to time, establish, enumerate, designate, determine, limit or circumvent the duties, services and powers delegated to any Officer.

              7.9.2. The Management Committee may enter into employment agreements with any such Officer on behalf of the Company setting forth such terms and conditions of the employment of such Officer, including compensation and other benefits, as the Management Committee may determine to be reasonable and appropriate. Subject to the prior consent of the Class A Member, the compensation and benefits of all Officers shall be fixed from time to time by the Management Committee, unless otherwise delegated by the Management Committee to a particular Officer. Any Officer designated by the Management Committee shall have the specific power and authority set forth in this Agreement, in an employment agreement, if any, and as otherwise delegated to such Officer, from time to time, by the Board of Managers; provided that such Officer shall operate the Company subject to (i) the basic policy decisions adopted by the Management Committee, (ii) specific limitations and requirements of this Agreement and any other agreement executed by and between such Officer and the Company, and (iii) limitations imposed under the Act. Notwithstanding any provision in this Agreement or any other agreement to the contrary, no Officer shall have the authority, either individually or acting in conjunction with other Officers to do any act, make any decision, or engage in any transaction which requires the approval of the Management Committee or the Members as set forth in this Agreement, unless such Officer is specifically authorized in writing executed by the Management Committee to undertake such act, make such decision or engage in such transaction.

              7.9.3. Each Officer designated by the Management Committee shall hold office at the pleasure of the Management Committee until his successor is chosen and qualified in his stead or until the earlier of his death, disability, resignation, insanity, retirement or removal from office. Any Officer designated by the Management Committee may be removed at any time and for any reason (with or without cause) by the Management Committee, but any such removal shall be without prejudice to the contract rights, if any, of the Officer so removed. Designation of an Officer shall not of itself create any employment contracts rights. The Management Committee may abolish any officer at any time.

              7.9.4. An Officer shall devote time, effort and managerial resources to the business of the Company as shall be set forth in an employment agreement between the Company and an Officer or as otherwise required by the Management Committee.

         Section 7.10. LIABILITY FOR ACTS OR OMISSIONS; INDEMNIFICATION.

              7.10.1. None of the Class A Member, the Class B Members, the Officers, the members of the Management Committee or a Committee thereof, or any Affiliate or any partner, director, officer, employee, agent or representative of any of the foregoing (each, a "Covered Person") shall be liable, responsible or accountable in damages to any of the Members or the Company for any act or omission on behalf of the Company performed or omitted in good faith and in a manner reasonably believed by such Covered Person to be within the scope of the authority granted to him or it by this Agreement, even if such act or omission is negligent. No Covered Person shall be liable for omitting to do any act which such Person is not specifically required to do under this Agreement, and a Covered Person shall have no obligation or liabilities, express or implied, to the Company or the Members, except as specifically set forth in this Agreement.

              7.10.2. The Company hereby indemnifies and agrees to save Covered Person, harmless from and against losses, damages, expenses (including, without limitation, court costs and attorneys' fees), judgments and amounts paid in settlement incurred by it in connection with any threatened or contemplated claim, action, suit or proceeding to which the Covered Person is a party or is threatened to be made a party by reason of its capacity as a member of the Company or the Management Committee or a committee thereof or the fact that he or it was engaged in activities on behalf of the Company, unless the act or failure to act giving rise to such claim, action, suit or proceeding was not taken or omitted in good faith. For purposes of this subsection, the determination of any claim, action, suit or proceeding by judgment, order or settlement will not of itself create a presumption that the Covered Person did not act in good faith. The Management Committee shall have the right, but shall not be required, to cause the Company to obtain and pay the premiums on liability insurance at Company expense as the Management Committee in its discretion deems appropriate.

              7.10.3. None of the officers, directors, shareholders, employees, agents or partners of IFC, the Venture Fund, or any affiliate thereof, and none of the officers, directors, shareholders, employees, agents or partners of any other Member which is a corporation, Company, limited liability company or similar entity, shall have any liability for the obligations or liabilities of such Member to the Company or the other Members which may arise under any terms of this Agreement, under applicable law or otherwise, and no recourse shall be had against the assets of such specified persons on account thereof.

         Section 7.11. NO OBLIGATION TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS OR ADVANCES. Neither IFC nor any Class A Member shall have the obligation to make Capital Contributions to the Company or to loan or otherwise provide funds to the Company, except as expressly stated herein, even if the failure to do so could result in a default by the Company, foreclosure upon the properties of the Company, or any other consequence adverse to the Company.

                                   ARTICLE 8
                      TRANSFERABILITY OF COMPANY INTERESTS

         Section 8.1. CLASS A MEMBER.

              8.1.1. A Class A Member may not sell or otherwise transfer all or any portion of its interest in the Company or an Annual Investment Group, if any, except that a Class A Member may sell, transfer or otherwise assign all or any part of its interest as a Class A Member to an assignee which is an affiliate of the Class A Member, which assignee shall be admitted to the Company as an additional or substitute Class A Member in connection with such permitted assignment, with all the rights and duties of its assignor with respect to the interest assigned.

              8.1.2. An assignee of the interest of a Class A Member, or any portion thereof, shall become a substituted Class A Member entitled to all the rights of a Class A Member, including the right to elect members of the Management Committee if, and only if:

                   (a) the assignor gives the assignee such right; and

                   (b) the assignee executes and delivers such instruments, in form and substance satisfactory to the Company, as it may deem necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement.

         Section 8.2. TRANSFER OF CLASS B MEMBERS' INTEREST; WITHDRAWAL.

              8.2.1. No Class B Member may, without the prior written consent of the Management Committee (which written consent may be withheld in its sole discretion), voluntarily or involuntarily sell, assign, encumber or thereafter transfer all or any part of his Membership Interest in the Company or an Annual Investment Group of the Company except as permitted by the terms of this Agreement.

              8.2.2. Notwithstanding anything herein to the contrary, no transferee of a Class B Member's interest in the Company or an Annual Investment Group shall become a substituted Class B Member with respect to the transferred interest or the Annual Investment Group, unless and until the Management Committee gives its prior written consent thereto (which written consent may be withheld by the Management Committee in its sole discretion) and the transferee shall:

                   (a) assume all the obligations of his predecessor under this Agreement with respect to the interest transferred accruing from and after the effective date of the transfer;

                   (b) deliver to the Company a statement, in form and substance satisfactory to the Management Committee, acknowledging the assumption of such liability and that the transferee has read the provisions of this Agreement and intends to be legally bound as a Class B Member by all the terms and conditions of this Agreement and any amendments or modifications thereof, and execute a counterpart of the Agreement as then in effect;

                   (c) obtain and furnish to the Company an opinion of counsel satisfactory to the Management Committee that such transaction may be effected without registration under the Securities Act of 1933, as amended, or under any applicable state securities laws, unless the Management Committee shall have determined that no such opinion is necessary; and

                   (d) pay all reasonable expenses (including, without limitation, legal and accounting fees) incurred by the Company in connection with such transfer, including but not limited to the cost of the preparation, filing and publishing of any amendment to the Company's Certificate of Formation and any fictitious name or similar registrations necessary or desirable in connection therewith.

         Once the above conditions of this Section 8.2.2 have been satisfied, the transferee shall become a Class B Member on the first day of the next following calendar month or any earlier date as the Management Committee shall deem reasonable and appropriate in light of all of the facts and circumstances existing at the time. The Company shall, upon substitution, thereafter make all further distributions on account of the Membership Interests so assigned to the assignee with respect to the Annual Investment Group or groups to which such transfer relates for such time as the Membership Interests are transferred on its books in accordance with the above provisions. Any person so admitted to the Company as a Class B Member shall be subject to all provisions of this Agreement (as amended on or prior to the date of such transfer) as if originally a party hereto.

              8.2.3. Except as otherwise specifically provided in this Agreement, a Class B Member may not withdraw from the Company or an Annual Investment Group or have the right to receive Company distributions, or the fair value of his interest in the Company, at any time prior to the dissolution and winding up of the Company or a liquidation of all of the Portfolio Investments of an Annual Investment Group to which such Class B Member belongs.

         Section 8.3. COMPLIANCE WITH SECURITIES LAWS. The Class B Members acknowledge and confirm that their Membership Interests constitute securities which have not been registered under any federal or state securities laws by virtue of exemptions from the registration provisions thereof and consequently cannot be sold except pursuant to appropriate registration or exemption from registration as applicable. Each Class B Member confirms hereby that he, she or it is acquiring his, her or its Membership Interests herein for investment and without a view to the distribution thereof. No transfer or assignment of all or any part of a Membership Interest (except a transfer upon the death, incapacity or bankruptcy of such Member to his personal representative and beneficiaries), including, without limitation, any transfer of a right to distributions, profits and/or losses to a person who does not become a Class B Member, may be made unless such assignment (a) may be effected without registration under the Securities Act of 1933, as amended, (b) does not violate any applicable federal or state securities laws (including any investment suitability standards) applicable to the Company or the Class A Member and (c) is in compliance with all provisions of this Agreement.

         Section 8.4. TERMINATION OF EMPLOYMENT.

              8.4.1. If at any time the employment of any Class B Member with an IFC Group Member is terminated for any reason (other than a termination for Cause), including without limitation, a termination due to such Member's death, disability, resignation or termination by an IFC Group Member without Cause, then, at any such time thereafter as is determined by IFC, the Class A Member (or its nominee(s)) shall have the right, but not the obligation, to purchase from such Class B Member, free and clear of all liens, claims or encumbrances, such Class B Member's Membership Interests in all Annual Investment Groups to which such terminated Class B Member belongs, and, if so elected by the Class A Member, the Class B Member shall be required to so sell such Interests. The Class A Member shall provide notice of its intent to exercise its right and complete the purchase of the Membership Interests within sixty (60) days after the date of termination of the Class B Member. In the event that a Class A Member exercises its right to purchase such Membership Interest, the interest will be purchased at its fair value as of the date of termination, as determined by the Management Committee. In determining the fair value of a terminated Class B Member's Membership Interests, the Management Committee shall take into account all of the Annual Investment Groups to which such Member belongs and the valuation principles utilized by the Venture Fund in valuing the Portfolio Investments of those Annual Investment Groups.

              8.4.2. In the event that such Class B Member's employment with an IFC Group Member has been terminated for Cause, then his or her Membership Interests may be repurchased by the Class A Member (or its nominee) at the option of the Class A Member, for an amount equal to lesser of (i) fifty percent (50%) of the market value of such Membership Interests as of the date of termination, such value to be determined by the Management Committee in the manner set forth in Section 8.4.1, or (ii) the amount of Capital Contributions made by the terminated Class B Member less the distributions previously made to such Class B Member (other than distributions to fund tax liabilities attributable to the Company's Profits) (such lesser amount being herein the "For Cause Purchase Price"). In the event of such a termination, then at any such time thereafter as is determined by the Class A Member, such Class B Member shall be required to sell to the Class A Member (or its nominee(s)) for the For Cause Purchase Price and the Class A Member shall have the right, but not the obligation, to purchase from such Class B Member, free and clear of all liens, claims or encumbrances, 100% of such Class B Member's Interests in all Annual Investment Groups in which such Class B Member is a member. Any determination that a termination of the Class B Member's employment is with or without Cause shall be made by the IFC Group Member for which such Class B Member is employed pursuant to its customary employment guidelines and policies.

              8.4.3. The closing of any sale pursuant to this Section 8.4 shall be held at such time and place as is specified by ten (10) days prior written notice given by the Class A Member or its nominee to the terminated Class B Member. At the closing, the Class A Member shall deliver check(s) for the amount of the purchase price and the Class B Member shall deliver a bill of sale for the Membership Interests being sold and such other documents as shall be requested by the Class A Member or its nominee in order to vest good and unencumbered title to the interests being sold to the Class A Member or its nominee. It shall be a condition to the ability of the Class B Member to receive any purchase price for the sale of any Membership Interests pursuant to this
Section 8.4 that such Member shall pay any sums and other obligations owed by it to the Company or to any IFC Group Member, including without limitations, all amounts outstanding under any IFC Loan.

                                   ARTICLE 9
                           TERMINATION OF THE COMPANY

         Section 9.1. DISSOLUTION.

              9.1.1. An Annual Investment Group of the Company may be dissolved pursuant to Section 18-801(j) of the Act without causing the dissolution of the Company, and the Company shall be dissolved upon the happening of any of the following events:

                   (a) the sale or other disposition of all or substantially all of the assets of the Company (except under circumstances where (x) all or a portion of the purchase price is payable after the closing of the sale or other disposition, or (y) the Company retains a material economic or ownership interest in the entity to which all or substantially all of its assets are transferred in either such event, the Company shall be dissolved upon the unconditional receipt of the full purchase price in the event of the circumstance set forth in (x) or the release of the Company from any further liability or responsibility in the event of the circumstance set forth in (y);

                   (b) the bankruptcy of the Company, or an assignment by the Company for the benefit of creditors;

                   (c) a determination by the Class A Member that the Company should be dissolved; or

                   (d) within a reasonable period of time (as determined by the Management Committee) after the dissolution and liquidation of the Venture Fund; or

                   (e) the expiration of the term set forth in Article 4.

              9.1.2. The dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the Company's Certificate of Cancellation shall have been filed with the Secretary of State of Delaware as required under the Act and the assets of the Company shall have been distributed as provided in Section
9.2. Notwithstanding the dissolution of the Company, prior to the termination of the Company, as aforesaid, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

              9.1.3. The bankruptcy, insolvency, dissolution, death or adjudication of incompetency of a Member shall not cause the dissolution of the Company. In the event of the death or incompetency of a Class B Member, his executors, administrators or personal representatives shall have the same rights that such Class B Member would have if he had not died or become incompetent, and the interest of such Class B Member in the Company shall, until the dissolution and liquidation of the Company, be subject to the terms, provisions and conditions of this Agreement as if such Class B Member had not died or become incompetent. Except as provided in this Agreement, in the event of any other withdrawal of a Class B Member, the Class B Member shall only be entitled to Company distributions to which such Class B Member's legal right accrued prior to the date of withdrawal and which were not actually paid to him prior to such withdrawal.

         Section 9.2. LIQUIDATION.

              9.2.1. Except as otherwise provided in Section 9.1, upon dissolution of the Company, the Administrative Member shall take a full account of the assets and liabilities of the Company or an Annual Investment Group, and prepare a statement setting forth the assets and liabilities of the Company or the dissolved Annual Investment Group as the case may be. A copy of such statement shall be furnished to each of the Members in the case of a dissolution of the Company and in the event of a dissolved Annual Investment Group, to the Members having an interest therein, within ninety (90) days after such dissolution. Thereafter, the assets of the Company or the Annual Investment Group, as the case may be shall be liquidated as promptly as possible and the proceeds thereof shall be applied in the following order:

                   (a) the expenses of liquidation and the debts of the Company, including debts of the Company to any Member, together with interest accrued thereon, shall be paid or reasonable provisions for the payment therefor be made. Any reserves shall be established or continued which the Administrative Member deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or its liquidation. Such reserves shall be held by the Company for the payment of any of the aforementioned contingencies until the expiration of such period as the Administrative Member shall deem advisable;

                   (b) the balance, if any, including without limitation reserved amounts released from reserves from time to time, shall be paid to the Members in accordance with Section 6.2 hereof.

              9.2.2. Upon dissolution of the Company or an Annual Investment Group, each Member shall look solely to the assets of the Company or Annual Investment Group for the return of his investment, if any, and if the Company's or Annual Investment Group' assets remaining after payment and discharge of debts and liabilities of the Company, including any debts and liabilities owed to any one or more of the Members (including the IFC Loan), is not sufficient to satisfy the rights of a Member, he shall have no recourse or further right or claim against IFC or any other Member and no Class B Member shall have any rights to the income, gain, distributable operating cash or liquidity event cash generated by an Annual Investment Group to which he is not a member.

              9.2.3. If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof as determined by the Management Committee and any Member entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Members so entitled..

                                   ARTICLE 10
                                  COMPANY FUNDS

         All deposits in and withdrawals from Company bank accounts shall be made by the Management Committee or such other person or persons employed by the Company as the Management Committee may from time to time designate. Pending utilization of funds in the operations of the Company, such funds may be deposited by the Company in savings or checking accounts or in such investments as it deems desirable.

                                   ARTICLE 11
                           BOOKS AND RECORDS; REPORTS

         Section 11.1. BOOKS AND RECORDS. The Company shall keep adequate books and records with respect to each Annual Investment Group at the principal place of business of the Company or at such other place as the Management Committee may determine, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of each Annual Investment Group. A Class B Member, upon reasonable notice to the Company, shall have the right to inspect the books and records of the Company relating to the Annual Investment Groups to which he belongs but shall not have the right to inspect the books and records of the Company relating to any Annual Investment Groups to which he is not a member.

         Section 11.2. ACCOUNTING METHOD. The accounting basis on which the books of the Company are kept shall be as determined by the Management Committee.

         Section 11.3. REPORTS. The Administrative Member shall prepare the Company's annual income tax return and annual financial statements which shall include a balance sheet and the related statements of income. Such financial statements need not be audited. The Administrative Member shall use reasonable efforts to transmit within ninety (90) days after the end of the Fiscal Year to each person who was a Member during such Fiscal Year such information with respect to such person's interest in the profits, losses, tax credits, deductions, tax preference items and investment credits, if any, of the Company or a particular Annual Investment Group for such Fiscal Year as such person shall require for federal income tax purposes.

         Section 11.4. TAX ELECTIONS. All tax elections on behalf of the Company may be made or rescinded in the discretion of the Management Committee.

                                   ARTICLE 12
                               WAIVER OF PARTITION

         Each Member hereby waives any right of partition or any right to take any other action which otherwise might be available to him or it for the purpose of severing his or its relationship with the Company or his or its interest in assets held by the Company from the interest of the other Members.

                                   ARTICLE 13
                                POWER OF ATTORNEY

         Section 13.1. GRANT OF POWER. 13.1.1. Each Class B Member, including any additional or substituted Class B Member, by the execution of this Agreement or any counterpart thereof, does hereby irrevocably constitute and appoint IFC and each member of the Management Committee, and any of the foregoing acting alone, in each case with full power of substitution, such Class B Member's true and lawful agent and attorney-in-fact, with full power and authority in his or her name, place and stead, for the purpose of

                   (a) executing, delivering and filing such agreements (including amendments to this Agreement), certificates and other instruments as said attorney-in-fact shall deem necessary or appropriate in order to issue interests in the Company and to admit additional persons to the Company as Class B Members in accordance with the terms of this Agreement,

                   (b) preparing such amendments to Schedule A hereto as may be necessary or appropriate from time to time to reflect the admission of Class B Members to the Company,

                   (c) making, executing, acknowledging, swearing to, delivering, filing and recording such documents and instruments as may be necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to, (i) such amendments to this Agreement and the Company's Certificate of Formation, as amended from time to time, as are necessary to effectuate the provisions of Section 5.1 and 5.10 of this Agreement or to admit to the Company a substituted or additional Class B Member pursuant to Section 5.10 or Article 8 hereof or a substituted Class A Member pursuant to
Section 8.1 hereof, (ii) such documents and instruments as are necessary to cancel the Company's Certificate of Formation pursuant to Section 9.2 hereof,
(iii) an amended or restated Certificate of Formation reflecting the terms of this Agreement or any amendment hereto, if required by the Act, (iv) all certificates and other instruments deemed advisable by the Management Committee to permit the Company to become or to continue as a limited liability company in the jurisdictions where the Company may be doing business, (v) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company and (vi) all other instruments which may be required or permitted by law to be filed on behalf of the Company.

         Section 13.2. SURVIVAL OF POWER. The foregoing power of attorney is coupled with an interest and shall be irrevocable and survive the death, dissolution, bankruptcy or incapacity of any Class B Member. SCHEDULE A, any amendments thereto or any amendments to this Agreement, as aforesaid, when prepared by said attorney-in-fact shall be deemed a part of this Agreement and incorporated herein by reference, as of the effective date of such SCHEDULE A, amendment thereto or amendment to this Agreement, to the same extent as if attached hereto and incorporated herein by this reference on the date hereof.

                                   ARTICLE 14
                               GENERAL PROVISIONS

         Section 14.1. AMENDMENTS. Except as contemplated by Article 5 with respect to the reflection on SCHEDULE A or any additional schedule hereto of information with respect to Class B Members, series of Interests and Annual Investment Groups, which Schedules shall be amendable by the Company and the Management Committee as needed to reflect the Class B Members of each Annual Investment Group and their interests therein, no amendment of this Agreement shall be binding unless such amendment is proposed in writing by the Management Committee, and the written consent of the Class A Member is obtained with respect thereto; PROVIDED, HOWEVER, THAT no such amendment may
(i) require the Class B Members to make Capital Contributions to the Company or (ii) make one or more of the Class B Members personally liable for any obligations of the Company, or (iii) except as necessary to reflect the admission of new Class B Members pursuant to Section 5.10, modify the allocation or timing of distributions of cash or Company profits and losses with respect to the Annual Investment Group to which such Class B Member belongs, or (iv) modify the method of determining distributions of cash and allocations of profits and losses with respect to the Annual Investment Group to which such Class B Member belongs, or (v) modify the provisions of Article 5, in each case without the written agreement of all Members adversely affected thereby. Subject to the foregoing, amendments may be made to this Agreement from time to time by the Management Committee or Administrative Member, without the consent of any of the Class B Members: (i) to add to the representations, duties or obligations of the Management Committee or Administrative Member, respectively, or surrender any right or power granted to the Management Committee or Administrative Member, respectively, herein;
(ii) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or make any other provisions with respect to matters or questions arising hereunder which will not be inconsistent with any other provision hereof; (iii) to delete from or add to any provision hereof required to be so deleted or added by a state "Blue Sky" commission in order to permit the offer or sale of Company Interests in any state; and (iv) as otherwise provided in this Agreement.

         Section 14.2. NOTICES.

              14.2.1. Any notice to be given under this Agreement shall be made in writing and shall be deemed to have been duly given when personally delivered against written receipt or when mailed by certified or registered mail, return receipt requested, postage prepaid, or sent by overnight courier (whether or not a signature is required) or by facsimile (with an original mailed pursuant to one of the methods above), addressed as set forth below:

                   (a) If to the Class A Member:

                      Irwin Financial Corporation

                      500 Washington Street
                      P.O. Box 929
                      Columbus, IN  47202
                      Phone:  812-376-1909
                      Fax:  812-376-1709

                   (b) If to any Class B Member such notice shall be mailed to the address of the Class B Member appearing on the records of the Company.

              14.2.2. Any Member may change the address to which notice is to be sent by giving notice of such change to the Company, and to each Class B Member in the case of a change by a Class A Member or the Company, in conformity with the provisions of this Section for the giving of notice.

              14.2.3. Any such notice so given shall be deemed to be effective as of the date so de livered if delivered personally (which shall include delivery by overnight carrier or by telecopy or facsimile), or as of the third day after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

         Section 14.3. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware notwithstanding any conflict-of-law doctrines of such State or other jurisdiction to the contrary.

         Section 14.4. BINDING NATURE OF AGREEMENT. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit of the Members and their heirs, personal representatives, successors and assigns.

         Section 14.5. VALIDITY. In the event that all or any portion of any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

         Section 14.6. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understanding, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

         Section 14.7. INDULGENCES, ETC. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege; nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.

          Section 14.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any and all counterparts hereto may be executed by facsimile.

          Section 14.9. PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not effect its interpretation.

          Section 14.10. GENDER, ETC. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number singular or plural, any other gender, masculine, feminine or neuter, as the context requires.

          Section 14.11. NUMBER OF DAYS. In computing the number of days for the purpose of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

          Section 14.12. INTERPRETATION. No provision of this Agreement is to be interpreted for or against either party because that party or that party's legal representative drafted such provision.

          Section 14.13. CORPORATE AND COMPANY AUTHORITY. Any corporation or company signing this Agreement represents and warrants that the execution, delivery and performance of this Agreement by such corporation or company has been duly authorized by all necessary corporate or company action.

          Section 14.14. THIRD PARTY BENEFICIARIES. Notwithstanding anything to the contrary contained herein, no provision of this Agreement is intended to benefit any party other than the Members and their successors and assigns in the Company and the Company, and no such provision shall be enforceable by any other party.

          Section 14.15. COPIES OF CERTIFICATE OF FORMATION AND AMENDMENTS THERETO. Neither the Company nor the Management Committee shall be required to send the Class B Members a copy of the Certificate of Formation or any amendments thereof or any other certificate or statement required or permitted to be filed under the Act. Notwithstanding this section 14.15, a Class B Member shall have the right to inspect the Certificate of Formation and amendments thereto and any other Company records in accordance with Section 11.1.

          Section 14.16. NOMINAL TITLE HOLDER. The Management Committee may, at its option, cause any or all of the Company's property to be held in street name or in the name of a nominal or record title holder.

          IN WITNESS WHEREOF the parties have executed this Limited Liability Company Agreement of Irwin Ventures Co-Investment Fund LLC as of the day and year first above written.

                             Class A Member:

                             IRWIN FINANCIAL CORPORATION


                             By:  /s/ Thomas D. Washburn
                                 ------------------------------------
                             Name:    Thomas D. Washburn
                                   ----------------------------------
                             Title:   Executive V.P.
                                    ---------------------------------


                             CLASS B MEMBERS:


                             By: /s/ David S. Meyercord, as attorney-in-fact for the parties whose names are set forth on Schedule A attached hereto.


                                       David S. Meyercord
                             -----------------------------------------
                             Name



                     SEPARATE COUNTERPART SIGNATURE PAGES OF
                     THE CLASS B MEMBERS ARE ATTACHED HERETO

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                      IRWIN VENTURES CO-INVESTMENT FUND LLC

                 COUNTERPART SIGNATURE PAGE FOR CLASS B MEMBERS


By executing this counterpart signature page, the undersigned hereby agrees to become a Class B Member of Irwin Ventures Co-Investment Fund LLC, having such rights, entitlements and obligations as set forth in the Limited Liability Company Agreement of Irwin Ventures Co-Investment Fund LLC, effective as of April 20, 2001 a copy of which the undersigned acknowledges he has received and has had the opportunity to review and pursuant to which by executing this signature page the undersigned agrees to be bound thereby.



                                         CLASS B MEMBER


                                                /s/ John Nash
                                         ------------------------------
                                                  (Signature)


                                                   John Nash
                                         ------------------------------
                                                   Print Name

                                   SCHEDULE A

                               NAME AND ADDRESS OF
                                 CLASS A MEMBER


IRWIN FINANCIAL CORPORATION
500 WASHINGTON STREET, BOX 929
COLUMBUS, INDIANA 47202-0929



                 NAMES, ADDRESSES AND ANNUAL INVESTMENT GROUP OF
                                 CLASS B MEMBERS

                   2000 AND 2001 ANNUAL INVESTMENT VINTAGE YEARS


YEAR DEFERRED BONUS      NAME AND ADDRESS OF      ANNUAL BONUS     * PORTFOLIO *      PERCENTAGE INTEREST IN
   AWARD EARNED            CLASS B MEMBER         CONTRIBUTION      INVESTMENT         PORTFOLIO INVESTMENT
-------------------      -------------------      ------------     -------------      ----------------------
      2000               CLAUDE DAVIS                $20,000             IV                     0.46%
                         500 WASHINGTON ST.
                         COLUMBUS, IN 47201

      2000               GREG EHLINGER               $25,000             IV                     0.57%
                         500 WASHINGTON ST
                         COLUMBUS, IN 47201

      2000               JOHN NASH                   $25,000             IV                     0.57%
                         500 WASHINGTON ST
                         COLUMBUS, IN 47201

      2000               MIKE TAFT                   $ 5,000             IV                     0.06%
                         330 120TH AVE NE
                         SUITE 110
                         BELLEVUE, WA 98005

      2000               MATT SOUZA                  $10,000             IV                     0.23%
                         500 WASHINGTON ST
                         COLUMBUS, IN 47201

      2000               BOB GRIFFITH                $25,000             IV                     0.57%
                         9265 COUNSELORS ROW
                         SUITE 200
                         INDIANAPOLIS, IN 46240


                          2002 ANNUAL INVESTMENT VINTAGE YEAR


YEAR DEFERRED BONUS      NAME AND ADDRESS OF      ANNUAL BONUS     * PORTFOLIO *      PERCENTAGE INTEREST IN
   AWARD EARNED            CLASS B MEMBER         CONTRIBUTION      INVESTMENT         PORTFOLIO INVESTMENT
-------------------      -------------------      ------------     -------------      ----------------------
      2001               CLAUDE DAVIS                $20,000
                         500 WASHINGTON ST
                         COLUMBUS, IN 47201

      2001               GREG EHLINGER               $25,000
                         500 WASHINGTON ST
                         COLUMBUS, IN 47201

      2001               BOB GRIFFITH                $25,000
                         9265 COUNSELORS ROW
                         SUITE 200
                         INDIANAPOLIS, IN 46240

      2001               JOHN NASH                   $25,000
                         500 WASHINGTON ST
                         COLUMBUS, IN 47201

      2001               MATT SOUZA                  $10,000
                         500 WASHINGTON ST
                         COLUMBUS, IN 47201



                                    ANNEX 1
                                      TO
                                   SCHEDULE A

PORTFOLIO INVESTMENTS

BREMER (NEWTON, MA)

Bremer Associates, Inc. develops and markets systems integration and data transformation software modeling products for the financial and B2B markets. Bremer provides solutions that transform complex architectures, with multiple databases, system interfaces, message interfaces, APIs, and applications into a universal workflow and communications methodology. Bremer offers MetaStreamer(TM), a powerful, universal, data transformation engine providing a broad range of applications and RECONASSIST(TM) a unique solution that automates securities reconciliation.

DOCUTOUCH (SEATTLE, WA)

Dent Bay Corporation fka DocuTouch was a Seattle-based application service provider (ASP) specializing in secure online document management and digital signature technology. DocuTouch's technology provided a comprehensive solution for secure, online business-to-business information exchange using legally binding digital services. The company had a patented authentication process to absolutely identify anonymous users on the Internet. Using the DocuTouch system, the parties in the financing transaction could review, route and sign documents electronically in a matter of minutes. In 2001, the assets of DocuTouch were sold to NetUpdate.

LIVE CAPITAL (SAN MATEO, CA)

LiveCapital is a leading provider of automated, flexible credit solutions for enterprises that want to control bad debt and minimize processing costs.

LiveCapital's hosted software solutions automate credit approval by incorporating customers' decisioning rules and industry-leading credit data and scoring models.

NETUPDATE (REDMOND, WA)

NetUpdate has created a transaction management platform that enables businesses to transform tasks that are disconnected, time-consuming, expensive, and paper-centric into highly efficient seamless digital transactions. This migration occurs at the business' own pace and can be integrated with their existing software. By facilitating real-time online collaboration with any customer or partner, businesses can efficiently manage all the elements of their transactions - including documents, shared workflow, customer information, and messaging. NetUpdate provides access to powerful technology in a simple, consistent interface. Users are easily able to take advantage of the technology, allowing them to focus on business and their customers.

PAYCYCLE (MOUNTAIN VIEW, CA)

PayCycle offers an online payroll service for small businesses and household employers that greatly simplifies the task of doing payroll. PayCycle provides an easy-to-use, Web interface that collects payroll information in a timely fashion. This allows employers to produce paychecks or pay employees through electronic funds transfer. This online payroll service also sends email reminders when tax filings are due, and produces pre-filled tax forms and W-2's that can be printed and/or filed electronically. PayCycle's affordable self-serve, online payroll service saves employers time and frustration while keeping them in control of their payroll expenses.

ZOOLOGIC (NEW YORK, NY)

Zoologic is a leading provider of sophisticated learning solutions for financial professionals. Zoologic uses the Internet as a delivery platform for education and corporate training. This requires Zoologic to make a broad and long-term commitment to clients. In addition to sophisticated web-based courseware spanning a wide range of financial topics, Zoologic also assists clients in developing curriculum strategies, offering technical advice and assisting in the selection of complementary services and products.

                                   SCHEDULE B

                       MEMBERS OF THE MANAGEMENT COMMITTEE


DAVID MEYERCORD
500 WASHINGTON STREET
P.O. BOX 929
COLUMBUS, INDIANA 47202

WILLIAM MILLER
500 WASHINGTON STREET
P.O. BOX 929
COLUMBUS, INDIANA 47202

THOMAS WASHBURN
500 WASHINGTON STREET
P.O. BOX 929
COLUMBUS, INDIANA 47202

                                   ADDENDUM 1

                               CERTAIN DEFINITIONS

          Capitalized terms used in the Agreement and not defined in the text of the Agreement shall have the following meanings:

          "Administrative Member" shall mean IFC or such other Member designated from time to time by the Class A Member.

          "Affiliate" means (i) any Person, directly or indirectly controlling, controlled by or in common control with a specified person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such specified Persons; (iii) any officer, director, partner or trustee of such specified Person; and (iv) if such specified Person is an officer, director, partner or trustee of a Person, the Person for which such Person acts in such capacity.

          "Annual Bonus Award" shall mean the annual bonus to which a Qualified Employee is entitled pursuant to the Management Bonus Plan maintained by the IFC Affiliated Group.

          "Annual Investment Group" means, for any particular Deferred Bonus Award Year, the group of Members defined in Section 5.2 of the Agreement who have the right to receive the Profits attributable to the group of Portfolio Investments made in that Deferred Bonus Award Year.

          "Capital Account" shall have the meaning given to such term in Section
5.8 of this Agreement.

          "Capital Contribution" means the amount of money and the fair market value of property, if any, contributed to the Company by a Member for any particular year.

          "Cause" shall mean (i) a Participant's repeated disregard of lawful instructions of the Board of Directors of an IFC Group Member for which such Participant is employed or the senior management of such IFC Group Member, as determined in the sole discretion of the Board of Directors of such IFC Group Member, that are consistent with the Participant's position or responsibilities;
(ii) a material breach of a Participant's obligations under his or her employment arrangement; (iii) alcohol or drug abuse; or (iv) commission of a felony or an act which, in the good faith determination of the Board of Directors of the IFC Group Member for which such Participant is employed constitutes fraud, theft or dishonesty.

          "Certificate of Formation" shall mean the certificate of formation of the Company that is executed and filed with the Secretary of State of Delaware pursuant to the Act, as amended from time to time.

          "Class A Member" means IFC or any other Person subsequently admitted to the Company as a Class A Member pursuant to the terms of this Agreement.

          "Class B Members" means the Persons listed on SCHEDULE A to this Agreement who have been admitted to the Company as Class B Members and any other Persons subsequently admitted to the Company as Class B Members pursuant to the terms of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Deferred Bonus Amount" shall have the meaning set forth in Section 5.2.1.

          "Deferred Bonus Award Year" shall mean each year in which a Qualified Employee contributes a Deferred Bonus Amount to the Company.

          "Distributable Cash" means, with respect to any Fiscal Year, the excess of all cash receipts of the Company from any source whatsoever, over the sum of the following amounts:

               (a) cash disbursements for accounting and bookkeeping services, costs of purchases and sales of assets, legal expenses, investment banking fees, custodial fees, and any and all other items which are actually incurred by the Company and customarily considered to be "operating expenses";

               (b) payments of interest, principal and premium and points and other costs of borrowing under any indebtedness of the Company;

               (c) capital expenditures of any type or kind and costs and expenses incurred in connection with the organization of the Company; and

               (d) any amounts set aside as reserves for working capital, contingent liabilities, or for any of the expenditures described in clauses (i),
(ii) and (iii) hereof which are deemed by the Management Committee to be reasonably necessary to meet the current and anticipated future needs of the Company.

          "Fiscal Year" of the Company means the calendar year.

          "IFC Affiliated Group" shall mean IFC and any of its Affiliates.

          "IFC Group Member" shall mean a member of the IFC Affiliated Group.

          "IFC Loan" shall have the meaning set forth in Section 5.2.1.

          "Loss" is defined in the definition of "Profit" or "Loss."

          "Management Bonus Plan" shall mean the Management Bonus Plan maintained by the IFC Affiliated Group.

          "Management Committee" shall have the meaning set forth in Section 7.1 of the Agreement.


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          "Membership Interest" or "Interest" means a Member's interest in the
Company, including all rights to share in the Profits allocable to any Annual Investment Group in which such Member is a member, all rights to return of capital, if any, and all other rights as a Member under this Agreement.

          "Percentage Interest" of a Member, with respect to the Portfolio Investments in which the Annual Investment Group of which such Member is a member has an interest, means the percentage interest of that Member in Portfolio Investment Profits and Portfolio Investment Losses determined in accordance with Section 6.2.3, and cash distributions relating thereto.

          "Person" means an individual, corporation, Company, association, joint stock company, trust or unincorporated organization.

          "Portfolio Company" means the issuer of securities acquired by The Venture Fund, other than issuer of certificate of deposits, shares or other participation in mutual funds or similar money market type instruments which give rise to Short Term Investment Income.

          "Portfolio Investment" means an investment in a Portfolio Company by The Venture Fund in which the Company has an indirect interest by reason of its interest in The Venture Fund, and any other direct or indirect investments received as a dividend or distribution thereon, in a reclassification with respect thereto or in an exchange or otherwise therefor.

          "Portfolio Investment Loss" means Loss of the Company computed with respect to each Portfolio Investment as if such Portfolio Investment were an asset and the only asset of the Company and the only expenses of the Company were the Company's share of expenses of The Venture Fund which are directly attributable to such Portfolio Investment. Expenses shall be considered directly attributable to a Portfolio Investment if, but for that Portfolio Investment, they would not have been incurred by The Venture Fund.

          "Portfolio Investment Profit" means Profit of the Company computed with respect to each Portfolio Investment as if such Portfolio Investment were an asset and the only asset of the Company and the only expenses of the Company were the Company's share of expenses of The Venture Fund which are directly attributable to such Portfolio Investment. For purposes of the definition of Portfolio Investment Profit, Short Term Investment Income earned in a Fiscal Year shall be considered Portfolio Investment Profit and shall be allocable to each Portfolio Investment in proportion to the capital of the Company invested in such Portfolio Investment. Expenses shall be considered directly attributable to a Portfolio Investment if, but for that Portfolio Investment, they would not have been incurred by The Venture Fund.

          "Prime Rate' shall mean the prime lending rate as announced from time to time by Irwin Union Bank and Trust Company.

          "Profit" or "Loss" means at all times during the existence of the Company, the net income or net loss of the Company for federal income tax purposes with respect to each Fiscal Year determined by the Company's accountants at the close of the Company's Fiscal Year, including, without limitation, each item of Company income, gain, loss or deduction, other than those items specially allocated in Section 6. The terms Profit or Loss include the Company's distributive share of the Profit or Loss of any Company or joint venture in which it is a member.


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

The Profit or Loss of the Company shall be computed with the adjustments required to comply with the Capital Account maintenance rules of Treasury Regulation Section 1.704-1(b)(2)(iv), including those applicable to the revaluation of Company assets under Treasury Regulations Section
1.704-1(b)(2)(iv)(d) and (f).

          "Qualified Employees" means those employees of an IFC Group Member eligible to participate in the Management Bonus Plan and who are selected in each year by IFC to participate in the Company.

          "Regulations" means regulations promulgated by the Department of Treasury of the United States in respect of the Code.

          "Short Term Investment Income" means income earned (by the Company or The Venture Fund and allocated to the Company) from the investment of capital in short term investments pending investment by The Venture Fund in a Portfolio Company or pending distribution following disposition of a Portfolio Company.

          "Transfer" means to sell, assign, transfer, give, donate, pledge, hypothecate, create a security interest in, place in trust or otherwise voluntarily or involuntarily dispose of or otherwise encumber. The terms "Transferred," "Transferor" and "Transferee" have corresponding definitions.

          "Unattributable Expenses" means all expenses of the Company not taken into account in the definition of Portfolio Investment Loss and Portfolio Investment Profit.


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                                TABLE OF CONTENTS


                                                                                                               PAGE
ARTICLE 1 CREATION AND NAME.......................................................................................1

ARTICLE 2 LOCATION................................................................................................1

ARTICLE 3 PURPOSE.................................................................................................1

ARTICLE 4 TERM....................................................................................................2

ARTICLE 5 CONTRIBUTION TO CAPITAL AND STATUS OF MEMBERS...........................................................2

         Section 5.1. Membership Interests........................................................................2
         Section 5.2. Capital Contribution of Class B Members.....................................................2
         Section 5.3. Capital Contributions of Class A Member.....................................................4
         Section 5.4. IFC Loans...................................................................................4
         Section 5.5. Registration................................................................................4
         Section 5.6. Continuation of Class B Member Status.......................................................4
         Section 5.7. Withdrawal and Return of Capital............................................................5
         Section 5.8. Limited Liability...........................................................................5
         Section 5.9. Capital Accounts............................................................................5
         Section 5.10. Role of Class B Members....................................................................6
         Section 5.11. Issuance of Additional Interests and Securities............................................6

ARTICLE 6 ALLOCATION OF PROFIT AND LOSS AND DISTRIBUTION TO MEMBERS...............................................7

         Section 6.1. General Premise.............................................................................7
         Section 6.2. Distributions...............................................................................7
         Section 6.3. General Allocations of Net Profits and Net Losses...........................................9
         Section 6.4. Allocations of Nonrecourse Deductions and Minimum Gain......................................9
         Section 6.5. Other Special Allocations..................................................................10
         Section 6.6. Curative Allocations.......................................................................10
         Section 6.7. Allocations Upon Transfer or Admission.....................................................10
         Section 6.8. Tax Matters................................................................................11
         Section 6.9. Negative Capital Accounts..................................................................11
         Section 6.10. Authority of Management Committee to Vary Allocations to Preserve and
         Protect Members' Intent.................................................................................11
         Section 6.11. Tax Controversies.........................................................................12
         Section 6.12. Proceedings...............................................................................13
         Section 6.13. Taxes Withheld............................................................................13

ARTICLE 7 MANAGEMENT OF THE COMPANY..............................................................................13

         Section 7.1. Management.................................................................................13
         Section 7.2. Powers and Authority.......................................................................14
         Section 7.3. Actions by Management Committee; Committees................................................14
         Section 7.4. Composition of the Management Committee....................................................14
         Section 7.5. Removal, Vacancy on Management Committee...................................................15
         Section 7.6. Meetings of the Management Committee.......................................................15
         Section 7.7. Manner of Acting...........................................................................15


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

         Section 7.8. Procedures.................................................................................16
         Section 7.9. Designation of Officers....................................................................16
         Section 7.10. Liability for Acts or Omissions; Indemnification..........................................17
         Section 7.11. No Obligation to Make Additional Capital Contributions or Advances........................18

ARTICLE 8 TRANSFERABILITY OF COMPANY INTERESTS...................................................................18

         Section 8.1. Class A Member.............................................................................18
         Section 8.2. Transfer of Class B Members' Interest; Withdrawal..........................................18
         Section 8.3. Compliance with Securities Laws............................................................20
         Section 8.4. Termination of Employment..................................................................20

ARTICLE 9 TERMINATION OF THE COMPANY.............................................................................21

         Section 9.1. Dissolution................................................................................21
         Section 9.2. Liquidation................................................................................22

ARTICLE 10 COMPANY FUNDS.........................................................................................23


ARTICLE 11 BOOKS AND RECORDS; REPORTS............................................................................23

         Section 11.1. Books and Records.........................................................................23
         Section 11.2. Accounting Method.........................................................................23
         Section 11.3. Reports...................................................................................23
         Section 11.4. Tax Elections.............................................................................24

ARTICLE 12 WAIVER OF PARTITION...................................................................................24

ARTICLE 13 POWER OF ATTORNEY.....................................................................................24

         Section 13.1. Grant of Power............................................................................24
         Section 13.2. Survival of Power.........................................................................24

ARTICLE 14 GENERAL PROVISIONS....................................................................................25

         Section 14.1. Amendments................................................................................25
         Section 14.2. Notices...................................................................................25
         Section 14.3. Governing Law.............................................................................26
         Section 14.4. Binding Nature of Agreement...............................................................26
         Section 14.5. Validity..................................................................................26
         Section 14.6. Entire Agreement..........................................................................26
         Section 14.7. Indulgences, Etc..........................................................................26
         Section 14.8. Execution in Counterparts.................................................................27
         Section 14.9. Paragraph Headings........................................................................27
         Section 14.10. Gender, Etc..............................................................................27
         Section 14.11. Number of Days...........................................................................27
         Section 14.12. Interpretation...........................................................................27
         Section 14.13. Corporate and Company Authority..........................................................27
         Section 14.14. Third Party Beneficiaries................................................................27
         Section 14.15. Copies of Certificate of Formation and Amendments Thereto................................27
         Section 14.16. Nominal Title Holder.....................................................................27


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